Meta Materials Retains Christian, Smith and Jewell Following
ShareIntel Trading Analysis

HALIFAX, NS / June 27, 2023 / Meta Materials Inc. (the “Company” or “META®”) (Nasdaq:MMAT)(FSE:MMAT), an advanced materials and nanotechnology company, today announced that the Company has retained the law firm of Christian Smith & Jewell, LLP to help investigate allegations of naked short selling of Meta Materials’ stock, MMAT. META has completed an initial trading analysis with ShareIntel Shareholder Services, LLC (“ShareIntel”), as part of its continued commitment to protecting investors and maximizing shareholder value.

Through ShareIntel, META was able to obtain trading analytic metrics, and its analysis has seemingly identified trade imbalances in the trading of MMAT shares which are potentially material relative to META’s public float and average trading volume.

“We have reviewed the preliminary report from ShareIntel, and as a result we have engaged the services of Christian Smith & Jewell. In the best interest of our shareholders, we believe Wes Christian and his team will offer us the most effective solution in addressing potential instances of illegal trading, particularly by naked short sellers, either in our shares or those falsely represented as ours,” said Jack Harding Chairman of Meta Materials Inc.

Christian, Smith & Jewell has a proven track record of representing publicly traded companies facing challenges related to illegal naked short selling, counterfeit shares, and other fraudulent activities. Notably, the firm successfully represented Overstock.com and Taser International in lawsuits against prominent Wall Street institutions, including Goldman Sachs, Merrill Lynch, and Bank of America, resulting in settlements.

About Meta Materials Inc.

Meta Materials Inc. (META®) is an advanced materials and nanotechnology company. We develop new products and technologies using innovative sustainable science. Advanced materials can improve everyday products that surround us, making them smarter and more sustainable. META’s technology platforms enable global brands to develop new products to improve performance for customers in aerospace and defense, consumer electronics, 5G communications, batteries, authentication, automotive and clean energy. Learn more at www.metamaterial.com.

Media Inquiries

Rob Stone
Vice President, Corporate Development and Communications
Meta Materials Inc.
media@metamaterial.com

Investor Contact

Mark Komonoski
Senior Vice President
Integrous Communications
Phone: 1-877-255-8483
Email: ir@metamaterial.com

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the ability of the Company to successfully pursue and obtain a beneficial resolution of any purported naked short selling of its common stock. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities and the expansion thereof, research and development projects of the Company, the total available market and market potential of the products of the Company, the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and to operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 23, 2023, in the Company’s Form 10-K/A filed with the SEC on March 24, 2023, in the Company’s Form 10-Q filed with the SEC on May 12, 2023, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.